UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

PERCEPTRON, INC.

(Exact name of registrant as specified in charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of principal executive offices)	(Zip Code)

(734) 414-6100

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value Rights to Purchase Preferred Stock	PRCP	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

The information set forth in Item 2.01 is incorporated by reference into this Item 1.02.

On December 21, 2020, in connection with the Merger, the Company caused to be repaid in full its indebtedness under, and terminated, that certain Loan Agreement, dated as of December 4, 2017 (as amended), by and between the Company and Chemical Bank.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Perceptron, Inc. (the “Company”), the Company entered into an Agreement and Plan of Merger dated as of September 27, 2020 (the “Merger Agreement”) among Atlas Copco North America LLC, a Delaware limited liability company (“Parent”), Odyssey Acquisition Corp., a Michigan corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and the Company, providing for the merger of Merger Subsidiary with and into the Company (the “Merger”). On December 21, 2020, pursuant to the terms and conditions of the Merger Agreement, Merger Subsidiary was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01, of the Company issued and outstanding immediately prior to the Effective Time, together with the Rights attached thereto, (each, a “Share”) (other than Shares owned by Parent, the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries) was cancelled and converted into the right to receive $7.00 per share in cash, without interest thereon (the “Merger Consideration”).

Effective immediately prior to the Effective Time, subject to the terms and conditions of the Merger Agreement: (i) each outstanding and unexercised option to purchase Shares (a “Stock Option”) granted under the Company Stock Plan became immediately vested and was cancelled and converted into the right to receive (without interest) from the Company, at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to the Stock Option multiplied by (y) the excess, if any, of the Merger Consideration per Share over the exercise price per Share of such Stock Option, (ii) each outstanding award of restricted stock units (“Restricted Stock Units”) granted under the Company Stock Plan became immediately vested and was cancelled and converted into the right to receive (without interest) from the Company, at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to such Restricted Stock Unit immediately prior to the Effective Time multiplied by (y) the Merger Consideration per Share, and (iii) each outstanding award of performance share units (“Performance Share Units”) granted under the Company Stock Plan became immediately vested at the target level of performance, and each such Performance Share Unit was cancelled and converted into the right to receive (without interest) from the Company, at or promptly after the Effective Time, an amount in cash equal to the product of (x) the target number of Shares subject to such Performance Share Unit immediately prior to the Effective Time multiplied by (y) the Merger Consideration per Share.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated by reference to this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified representatives of The Nasdaq Stock Market LLC (Nasdaq Global Market) (“Nasdaq”) that the Merger had been completed, and requested that trading of the Shares on Nasdaq be suspended. In addition, the Company requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the Shares from Nasdaq and deregistration of the Shares under Section 12(b) of the Exchange Act. The Company also intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred and the Company became a direct wholly owned subsidiary of Parent. The Merger Consideration, and the amounts described above with respect to applicable Stock Options, Restricted Stock Units and Performance Share Units, resulted in an aggregate amount payable (net of acquired cash and without giving effect to Parent’s related transaction fees and expenses) of approximately $69 million. The transaction was funded by Parent from cash on hand.

The information set forth in Item 2.01, Item 3.01, and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, all of the members of the Company’s board of directors (which consisted of John F. Bryant, Jay W. Freeland, Sujatha Kumar, C. Richard Neely, Jr., James A. Ratigan, and William C. Taylor) ceased to be directors of the Company and the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company. In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the officers of Merger Sub immediately prior to the Effective Time became the officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger Agreement, on December 21, 2020, the Articles of Incorporation of the Company were amended and restated in its entirety as set forth in Exhibit 3.1 attached hereto and is incorporated by reference in this Item 5.03.

In connection with the Merger Agreement, on December 21, 2020, the Bylaws of the Company were amended and restated in their entirety as set forth in Exhibit 3.2 attached hereto and is incorporated by reference in this Item 5.03.

Item 8.01. Other Events.

On December 21, 2020, the Company issued a press release announcing the closing of the Merger Agreement. Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of September 27, 2020 by and among Perceptron, Inc., Atlas Copco North America LLC and Odyssey Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2020).

Exhibit 3.1	First Amended and Restated Articles of Incorporation of Perceptron, Inc.

Exhibit 3.2	First Amended and Restated Bylaws of Perceptron, Inc.

Exhibit 99.1	Press Release, dated December 21, 2020, announcing the closing of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: December 21, 2020	/s/ Bill Roeschlein
By: Bill Roeschlein
Its: Chief Financial Officer